EXHIBIT 23.1
                       CONSENT OF INDEPENDENT AUDITORS



As independent auditors, we hereby consent to the inclusion in the Form S-4 Registration Statement for James River Bankshares, Inc. of our report, dated January 28 1999, on the consolidated financial statements of James River Bankshares, Inc. and its subsidiaries as of December 31, 1998 and 1997, and for each of the years in the three year period ended December 31, 1998, and to the reference to our firm in the "Experts Section" of the Form S-4 Registration Statement.


/s/  Goodman & Company, L.L.P.


131 Temple Lake Drive, Suite 1
Colonial Heights, Virginia 23834
May 10, 1999